Exhibit 99.1

                                                                    News Release

TRANSACTION SYSTEMS ARCHITECTS, INC.
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077


For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990


FOR IMMEDIATE RELEASE

                     Transaction Systems Architects Reports
                              Third Quarter Results

Highlights -
 o Revenue of $72.5 million and earnings per diluted share of $.49, which includes a net one-time tax benefit of $.28 per diluted share
 o Operating income of $13.0 million; operating margin of 17.9 percent
 o Twelve-month revenue backlog of $232.8 million
 o Operating cash flow of $23.1 million; cash balance of $158.9 million
 o Thirteen new customers signed during the quarter
 o Fiscal 2004 revenue guidance revised from a range of $282 to $292 million to a range of $291 to $296 million
 o Fiscal 2004 EPS guidance revised from a range of $.74 to $.83 to a range of $1.10 to $1.17, which includes the net one-time tax benefit of $10.6 million, or $.28 per diluted share


(OMAHA, Neb.--July 27, 2004)-- Transaction Systems Architects, Inc. (Nasdaq:
TSAI), a leading global provider of enterprise e-payments and e-commerce software, announced today that revenue for the third quarter ended June 30, 2004 was $72.5 million, a decrease of two percent over the same quarter last year. Net income was $18.7 million, or $.49 per diluted share, which includes a net one-time tax benefit of $10.6 million, or $.28 per diluted share. This net one-time tax benefit is attributed primarily to certain tax restructurings and associated tax elections related to the Company's MessagingDirect Ltd. subsidiaries. Net income of $18.7 million, or $.49 per diluted share, compares to a net loss of $1.9 million, or a net loss of $.05 per diluted share, which included a goodwill impairment charge of $9.3 million, for the third quarter of fiscal 2003.

For the third quarter of fiscal 2004, revenues were comprised of software license fees of $37.5 million, maintenance fees of $23.1 million and services fees of $11.9 million. The Company's recurring revenue was $45.5 million, or 63 percent of revenue, and non-recurring revenue was $27.0 million, or 37 percent of revenue. Recurring revenue consisted of monthly license fees of $20.2 million, maintenance fees of $23.1 million and facilities management fees of $2.2 million.

Operating income was $13.0 million, with an operating margin of 17.9 percent, compared to operating income of $4.7 million, with an operating margin of 6.3 percent, in the third quarter of fiscal 2003. Operating cash flow was $23.1 million with a cash balance of $158.9 million, compared to operating cash flow of $12.1 million in the third quarter of fiscal 2003, an increase of 91 percent.

For the nine months ended June 30, 2004, revenue totaled $223.1 million, compared to $205.5 million for the same nine-month period in fiscal 2003, an increase of 9 percent. Operating income for the nine months ended June 30, 2004 was $42.5 million compared to $23.4 million, which included a goodwill impairment charge of $9.3 million, for the same period last year, an increase of 82 percent. Operating margin was 19.1 percent for the first nine months of fiscal 2004, compared to an operating margin of 11.4 percent for the same period last year. Operating cash flow was $44.7 million for the first nine months of fiscal 2004, compared to $26.1 million for the same period last year, an increase of 71 percent. Net income was $36.7 million, or $.97 per diluted share, compared to $5.2 million, or $.15 per diluted share, an increase of 604 percent for the same nine-month period in fiscal 2003.

During the quarter, the Company added 13 new customers while maintaining a worldwide presence of 76 countries. ACI Worldwide, the Company's largest business unit, added seven new customers during the quarter. Solutions licensed to these customers included BASE24(R), BASE24-es(TM), WINPAY24(TM), and ACI Proactive Risk Manager(TM). ACI Worldwide also licensed capacity upgrades to 13 customers and licensed seven new applications to existing customers during the quarter.

Insession Technologies, the Company's e-infrastructure business unit, added six new customers and licensed 12 new applications to existing customers during the quarter. Solutions licensed to new and existing customers include
GoldenGate(TM), WorkPoint(R), VersaTEST(TM), WebGate, SafeTGate, ICE(TM), Automated Operator(TM) and AutoDBA(TM).

IntraNet, the Company's international payments and message processing solutions provider, added one new Money Transfer System(TM) customer. IntraNet also licensed one capacity upgrade and entered into 17 services contracts with existing customers during the quarter.

The Company completed the third quarter of fiscal 2004 with $232.8 million in backlog. Included in backlog are all software license fees, maintenance fees and services specified in executed contracts to the extent that the Company believes that recognition of the related revenue will occur within the next twelve months. Recurring backlog includes all monthly license fees, maintenance fees and facilities management fees and amounted to $173.6 million. Non-recurring backlog includes other software license fees and services and amounted to $59.2 million.

"We are pleased with the quarter's and year-to-date financial results," said Gregory D. Derkacht, President and CEO. "We continue to make progress on our tax-planning initiatives and other projects, and we look forward to building on our worldwide leadership position in the financial services sector with our proven software solutions."

The Company has revised its revenue estimate for fiscal 2004 from a range of $282 to $292 million to a range of $291 to $296 million. The Company has also revised its EPS estimate from $.74 to $.83 to $1.10 to $1.17, which includes the $.28 net one-time tax benefit.

The Company will provide further details regarding its financial performance for the third quarter of fiscal 2004 in its scheduled teleconference to be held Tuesday, July 27, 2004 at 4:00 pm CDT. Interested persons may access a real-time audio broadcast of the teleconference at: www.tsainc.com/investors. The web cast will be archived for 10 days after the teleconference at the same web address listed above.


About Transaction Systems Architects, Inc.

The Company's software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. The Company's solutions are used on more than 1,700 product systems in 76 countries on six continents.


Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts, and include words or phrases such as "management anticipates," "the Company believes," "the Company anticipates," "the Company expects," "the Company plans," "the Company will," "the Company is well positioned" and words and phrases of similar impact, and include but are not limited to statements regarding future operations, business strategy and business environment. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include the Company's recurring and non-recurring backlog, and each of the Company's revenue estimate and EPS estimate for fiscal 2004.

The Company's actual results could differ materially from the results discussed in its forward-looking statements. The Company operates in a rapidly changing technological and economic environment that presents numerous risks. Many of these risks are beyond the Company's control and are driven by factors that often cannot be predicted. The following discussion highlights some of these risks:

o The Company's backlog estimate is based on management's assessment of the customer contracts that exist as of the date the estimate is made. A number of factors could result in actual revenues being less than the amounts reflected in backlog. The Company's customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition, or general changes in economic conditions in their industries or geographic locations, or the Company may experience delays in the development or delivery of products or services specified in customer contracts. Accordingly, there can be no assurance that contracts included in recurring or non-recurring backlog will actually generate the specified revenues or that the actual revenues will be generated within a twelve-month period.

o No assurance can be given that operating results will not vary. Fluctuations in quarterly operating results may result in volatility in the Company's stock price. The Company's stock price may also be volatile, in part, due to external factors such as announcements by third parties or competitors, inherent volatility in the technology sector and changing market conditions in the software industry. The Company's stock price may also become volatile, in part, due to the various lawsuits filed against the Company relating to its restatement of prior consolidated financial results.

o The Company has historically derived a majority of its total revenues from international operations and anticipates continuing to do so, and is thereby subject to risks of conducting international operations including: difficulties in staffing and management, reliance on independent distributors, longer payment cycles, volatilities of foreign currency exchange rates, compliance with foreign regulatory requirements, variability of foreign economic conditions, and changing restrictions imposed by U.S. export laws.

o The Company's BASE24-es(TM) product is a significant new product for the Company. If the Company is unable to generate adequate sales of BASE24-es(TM), if market acceptance of BASE24-es(TM) is delayed, or if the Company is unable to successfully deploy BASE24-es(TM) in production environments, the Company's business, financial condition and results of operations could be materially adversely affected.

o Historically, a majority of the Company's total revenues resulted from licensing its BASE24(R) product line and providing related services and maintenance. Any reduction in demand for, or increase in competition with respect to, the BASE24(R) product line could have a material adverse effect on the Company's financial condition and results of operations.

o The Company's business is concentrated in the banking industry, making it susceptible to a downturn in that industry. Further, banks are continuing to consolidate, decreasing the overall number of potential buyers of the Company's products and services.

o The Company's software products are complex. They may contain undetected errors or failures when first introduced or as new versions are released. This may result in loss of, or delay in, market acceptance of the Company's products and a corresponding loss of sales or revenues. Customers depend upon the Company's products for mission-critical applications. Software product errors or failures could subject the Company to product liability, as well as performance and warranty claims, which could materially adversely affect the Company's business, financial condition and results of operations.

o The Company has historically derived a substantial portion of its revenues from licensing of software products that operate on HP NonStop servers. Prior to its merger with HP, Compaq Computer Corporation announced a plan to consolidate its high-end performance enterprise servers on the Intel Corp. Itanium microprocessor, which is expected to be completed by 2005. Any reduction in demand for the HP NonStop servers or in HP's ability to deliver products on a timely basis could have a material adverse effect on the Company's financial condition and results of operations. The Company has not determined whether consolidation of the high-end servers will materially affect the Company's business, financial condition or results of operations.

o The Company is subject to income taxes, as well as non-income based taxes, in the United States and in various foreign jurisdictions. Significant judgment is required in determining the Company's worldwide provision for income taxes and other tax liabilities. In addition, the Company has implemented tax-saving strategies, including the tax-saving strategies that resulted in the net one-time tax benefit this quarter. The Company believes these tax-saving strategies comply with applicable tax law. However, taxing authorities could disagree with the Company's positions. If the taxing authorities are successful in challenging any of the Company's tax positions, the Company's financial condition and results of operations could be adversely affected.

o The Company's positions in its amended income tax returns filed for its 1999 through 2002 tax years are the subject of an ongoing tax examination by the Internal Revenue Service ("IRS"). This examination may result in the IRS issuing proposed assessments. The Company believes that its tax positions comply with applicable tax law and it intends to defend its positions through the IRS appeals process. However, if the IRS positions on certain issues are upheld after all the Company's administrative and legal options are exhausted, a material impact on the Company's financial condition and results of operations could result.

o One of the Company's foreign subsidiaries is the subject of a tax examination by the local taxing authority. Other foreign subsidiaries could face challenges from various foreign tax authorities. It is not certain that the local authorities will accept the Company's tax positions. The Company believes its tax positions comply with applicable tax law and it intends to defend its positions. Differing positions on certain issues could be upheld by foreign tax authorities, which could adversely affect the Company's financial condition and results of operations.

o The Company continues to evaluate the claims made in lawsuits filed against the Company and certain directors and officers relating to its restatement of prior consolidated financial results. The Company intends to defend these lawsuits vigorously but cannot predict their outcomes and is not currently able to evaluate the likelihood of its success or the range of potential loss, if any. However, if the Company were to lose any of these lawsuits or if they were not settled on favorable terms, the judgment or settlement could have a material adverse effect on its financial condition, results of operations and cash flows.

o The Company has insurance that provides an aggregate coverage of $20.0 million for the period during which the claims were filed, but cannot evaluate at this time whether such coverage will be available or adequate to cover losses, if any, arising out of these lawsuits. If these policies do not adequately cover expenses and liabilities relating to these lawsuits, the Company's financial condition, results of operations and cash flows could be materially harmed. The Company's certificate of incorporation provides that it will indemnify and advance expenses to its directors and officers to the maximum extent permitted by Delaware law. The indemnification covers any expenses and liabilities reasonably incurred by a person, by reason of the fact that such person is or was or has agreed to be a director or officer, in connection with the investigation, defense and settlement of any threatened, pending or completed action, suit, proceeding or claim. The Company's certificate of incorporation authorizes the use of indemnification agreements and the Company enters into such agreements with its directors and certain officers from time to time. These indemnification agreements typically provide for a broader scope of the Company's obligation to indemnify the directors and officers than set forth in the certificate of incorporation. The Company's contractual indemnification obligations under these agreements are in addition to the respective directors' and officers' rights under the certificate of incorporation or under Delaware law. However, the indemnification agreements typically eliminate the Company's obligation to pay a director or officer for any claims to the extent that he or she has previously received payment for such claims under any insurance policy, the certificate of incorporation or otherwise.

o Additional related suits against the Company may be commenced in the future. The Company will fully analyze such suits and intends to vigorously defend against them. There is a risk that the above-described litigation, as well as any additional suits, could result in substantial costs and divert management attention and resources, which could adversely affect the Company's business, financial condition and results of operations.

o New accounting standards, revised interpretations or guidance regarding existing standards, or changes in the Company's business practices could result in future changes to the Company's revenue recognition or other accounting policies. These changes could have a material adverse effect on the Company's business, financial condition and results of operations.

o The Company may acquire new products and services or enhance existing products and services through acquisitions of other companies, product lines, technologies and personnel, or through investments in other companies. Any acquisition or investment may be subject to a number of risks, including diversion of management time and resources, disruption of the Company's ongoing business, difficulties in integrating acquisitions, dilution to existing stockholders if the Company's common stock is issued in consideration for an acquisition or investment, the incurring or assuming of indebtedness or other liabilities in connection with an acquisition, and lack of familiarity with new markets, product lines and competition. The failure to manage acquisitions or investments, or successfully integrate acquisitions, could have a material adverse effect on the Company's business, financial condition and results of operations.

o To protect its proprietary rights, the Company relies on a combination of contractual provisions, including customer licenses that restrict use of the Company's products, confidentiality agreements and procedures, and trade secret and copyright laws. Despite such efforts, the Company may not be able to adequately protect its proprietary rights, and the Company's competitors may independently develop similar technology, duplicate products or design around any rights the Company believes to be proprietary. This may be particularly true in countries other than the United States because some foreign laws do not protect proprietary rights to the same extent as certain laws of the United States. Any failure or inability of the Company to protect its proprietary rights could materially adversely affect the Company.

o There has been a substantial amount of litigation in the software industry regarding intellectual property rights. The Company anticipates that software product developers and providers of electronic commerce solutions could increasingly be subject to infringement claims, and third parties may claim that the Company's present and future products infringe their intellectual property rights. Any claims, with or without merit, could be time-consuming, result in costly litigation, cause product delivery delays or require the Company to enter into royalty or licensing agreements. A successful claim by a third party of intellectual property infringement by the Company could compel the Company to enter into costly royalty or license agreements, or require the Company to pay significant damages or even require the Company to stop selling certain products. Royalty or licensing agreements, if required, may not be available on terms acceptable to the Company or at all, which could adversely affect the Company's business.

Any or all of the Company's forward-looking statements may turn out to be wrong. They may be based on inaccurate assumptions or may not account for known or unknown risks and uncertainties. Consequently, no forward-looking statement is guaranteed and the Company's actual future results may vary materially from the results expressed or implied in the Company's forward-looking statements.

The cautionary statements in this press release and any other cautionary statements that may accompany the Company's forward-looking statements, whether written or oral, expressly qualify all of the Company's forward-looking statements. In addition, the Company disclaims any obligation to update any of its forward-looking statements at any time unless an update is required by applicable securities laws.

For a detailed discussion of these and other risk factors, interested parties should review the Company's filings with the SEC, including the Company's Form 10K filed on December 23, 2003, the Company's Form 10-Q filed on February 17, 2004, and the Company's Form 10Q filed on May 17, 2004.


                           FINANCIAL HIGHLIGHTS FOLLOW


                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                    June 30,     September 30,
                                                      2004           2003
                                                  -----------    -------------
                                                  (Unaudited)
                                     ASSETS
Current assets:
  Cash and cash equivalents                        $ 158,859       $ 113,986
  Marketable securities                                    -           1,296
  Billed receivables, net                             49,998          42,225
  Accrued receivables                                  7,560           9,592
  Recoverable income taxes                            10,434          11,985
  Deferred income taxes, net                           3,135          10,316
  Other                                                6,168           5,104
                                                   ---------       ---------
    Total current assets                             236,154         194,504

Property and equipment, net                            8,458           9,405
Software, net                                          1,386           2,319
Goodwill, net                                         46,684          46,425
Deferred income taxes, net                            21,122           9,638
Other                                                  1,354           1,609
                                                   ---------       ---------
    Total assets                                   $ 315,158       $ 263,900
                                                   =========       =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of debt - financing agreements   $   8,211       $  15,493
  Accounts payable                                     6,195           6,965
  Accrued employee compensation                       11,488           9,822
  Accrued liabilities                                 11,902           9,714
  Deferred revenue                                    82,756          70,798
  Other                                                  101             628
                                                   ---------       ---------
    Total current liabilities                        120,653         113,420

Debt - financing agreements                            3,634           9,444
Deferred revenue                                      15,688          17,689
Other                                                    780             473
                                                   ---------       ---------
    Total liabilities                                140,755         141,026
                                                   ---------       ---------
Stockholders' equity:
  Class A Common Stock                                   194             188
  Treasury stock, at cost                            (35,258)        (35,258)
  Additional paid-in capital                         252,812         235,767
  Accumulated deficit                                (32,923)        (69,602)
  Accumulated other comprehensive loss, net          (10,422)         (8,221)
                                                   ---------       ---------
    Total stockholders' equity                       174,403         122,874
                                                   ---------       ---------
    Total liabilities and stockholders' equity     $ 315,158       $ 263,900
                                                   =========       =========




                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
             (unaudited and in thousands, except per share amounts)

                                                       Three Months Ended             Nine Months Ended
                                                            June 30,                       June 30,
                                                   -------------------------      -------------------------
                                                      2004            2003           2004            2003
                                                   ---------       ---------      ---------       ---------

Revenues:
  Software license fees                            $  37,549       $  40,717      $ 121,162       $ 110,214
  Maintenance fees                                    23,087          20,675         66,770          58,740
  Services                                            11,896          12,382         35,144          36,559
                                                   ---------       ---------      ---------       ---------
    Total revenues                                    72,532          73,774        223,076         205,513
                                                   ---------       ---------      ---------       ---------
Expenses:
  Cost of software license fees                        6,280           6,339         19,108          18,567
  Cost of maintenance and services                    13,390          15,082         43,108          45,583
  Research and development                             9,303           9,478         28,308          25,785
  Selling and marketing                               16,030          13,686         45,947          40,951
  General and administrative                          14,554          15,245         44,056          41,932
  Impairment of goodwill                                   -           9,290              -           9,290
                                                   ---------       ---------      ---------       ---------
    Total expenses                                    59,557          69,120        180,527         182,108
                                                   ---------       ---------      ---------       ---------
Operating income                                      12,975           4,654         42,549          23,405
                                                   ---------       ---------      ---------       ---------
Other income (expense):
  Interest income                                        354             281          1,226             876
  Interest expense                                      (284)           (682)        (1,196)         (2,425)
  Other, net                                             995             225          3,069            (835)
                                                   ---------       ---------      ---------       ---------
    Total other income (expense)                       1,065            (176)         3,099          (2,384)
                                                   ---------       ---------      ---------       ---------
Income before income taxes                            14,040           4,478         45,648          21,021
Income tax (provision) benefit                         4,622          (6,331)        (8,969)        (15,809)
                                                   ---------       ---------      ---------       ---------
Net income (loss)                                  $  18,662       $  (1,853)     $  36,679       $   5,212
                                                   =========       =========      =========       =========

Earnings (loss) per share information:

  Weighted average shares outstanding:

    Basic                                             37,277          35,571         36,833          35,489
                                                   =========       =========      =========       =========
    Diluted                                           38,352          35,571         38,009          35,601
                                                   =========       =========      =========       =========
  Earnings (loss) per share:

    Basic                                          $    0.50       $   (0.05)     $    1.00       $    0.15
                                                   =========       =========      =========       =========
    Diluted                                        $    0.49       $   (0.05)     $    0.97       $    0.15
                                                   =========       =========      =========       =========

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                                     -end--